Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm if publicly disclosed.

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (“the Agreement”) is made as at 12th September 2025 (“Effective Date”)

BETWEEN

FITTERS DIVERSIFIED BERHAD (Registration No.: 198601000595 (149735-M)), a public company listed in Malaysia with its address of correspondence at No. 1, Jalan Tembaga SD 5/2, Bandar Sri Damansara, 52200 Kuala Lumpur (“the Licensor”)

AND

FITTERS SDN BHD (Registration No.:), a private limited company incorporated under the laws of Malaysia with its address of correspondence at No. 1, Jalan Tembaga SD 5/2, Bandar Sri Damansara, 52200 Kuala Lumpur (“the Licensee”)

WHEREAS: -

A.	The Licensor is the exclusive owner of certain trademarks identified in “Schedule A” hereto (“the Trademark(s)”), which Trademark(s) are protected at law, either through registration and/or by right (common law).

B.	The Licensee desires to license and obtain the right to use the said Trademark(s) in the geographic region of Malaysia; and

C.	The Licensor is willing to grant such license, under the terms and conditions set forth herein.

NOW THEREFORE the Parties have agreed: -

1.0	GRANT OF LICENSE

1.1	Subject to all the terms and conditions included in this Agreement, the Licensor grants to the Licensee a non-exclusive, non-transferable, non-assignable, revocable, limited license to use the said Trademark(s) within the territory of Malaysia.

1.2	To be clear, Schedule A may be annexed from time to time as new Trademark(s) and Intellectual Property assets are required.

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1.3	No right, express or implied, is granted to the Licensee to sub-license or otherwise transfer the right to use the licensed Trademark(s) to third parties, except to the extent authorized under paragraph 2.6 below, absent the express consent of the Licensor, any such right being expressly excluded from this Agreement.

1.4	The Licensee acknowledges that: -

(i)	The Trademark(s) and the Goodwill associated therewith are and will remain the exclusive property of the Licensor;
(ii)	All uses of the Trademark(s) shall inure solely to the benefit of the Licensor; and
(iii)	The Licensee has no right, title or interest in any other trademarks, services marks, trade names or domain names belonging to the Licensor.

Nothing in this Agreement grants, nor shall the Licensee acquire hereby, any right, title or interest in or to the Trademark(s) or any goodwill associated therewith, other than those rights expressly granted hereunder. As such, the Licensee shall not at any time do or suffer to be done any act or thing that will in any way impair the rights of the Licensor in and to the Trademark(s). This Agreement shall not affect the Licensor’s right to enjoin or obtain relief against any acts by third parties of trademark infringement or unfair competition.

2.0	USE OF TRADEMARK(S)

2.1	Subject to paragraph 2.2 below, the Licensee is authorized to use the Trademark(s) upon and in connection with the manufacturing, supplying, selling, trading, exporting, importing and general trading in disposable apparel / coverall including protective apparel, protective shields, including N95 mask and face shields, and any other types of surgical, dental, medical relates products, equipment and apparatus and accessories (“Goods and Services”), which includes (but is not limited to) use of the Trademark(s) on all menus, labelling, packaging, advertising and promotional materials used in connection with the said Goods and Services.

2.2	Any use of the said Trademark(s) in connection with the said Goods and Services shall be only in a manner so as not to be detrimental to the Licensor’s ownership of and goodwill in the said Trademark(s). The Licensee shall use the Trademark(s) only in such manner as will comply with the provisions of applicable laws and regulations.

2.3	The Licensee agrees not to use the Trademark(s) for any purpose except as expressly permitted under Paragraph 2.1 of this Agreement; in particular, but without limitation, the Licensee shall not:-

(i)	Use the Trademark(s) with unauthorized goods or services;
(ii)	Use any other name or mark that is confusingly similar to the Trademark(s); and
(iii)	Join any name, mark or logo with the Trademark(s) so as to form a composite trade name or mark, without obtaining the prior written consent of the Licensor.

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2.4	The Licensee shall not acquire a registration or file and prosecute a trademark application or applications to register the Trademark(s), or any component, variation or derivation thereof, or any name or mark confusingly similar thereto, for any goods or services anywhere in the world, without the prior written consent of the Licensor.

2.5	If the Licensee at any time, without the prior written consent of the Licensor, files or causes to be filed, in its own name or otherwise on its behalf, a trademark application or applications to register the Trademark(s), or any component, variation or derivation thereof, or any name or mark confusingly similar thereto, in any country, territory or jurisdiction, the Licensee shall, at the direction of the Licensor, either: -

(i)	Assign and transfer to the Licensor, without further consideration, all right, title and interest in or to the registration or applications for registration in such country, territory or jurisdiction; or
(ii)	Surrender and abandon such registration or application for registration.

2.6	Upon written notice to the Licensee, the Licensor may, from time to time in its sole discretion, elect to: -

(i)	Discontinue any Trademark(s); and/or
(ii)	Replace any Trademark(s) with or use new or different trademarks or services marks (“New Mark(s)”) with respect to the Goods and Services and upon such election, Schedule A shall be deemed amended automatically to include such New Marks. In the event, the Licensor discontinues any Trademark(s) or introduces a New Mark, the Licensee shall have a reasonable period of time to cease use of such discontinued Trademarks or begin use of such New Mark.

2.7	The Licensee shall be permitted to allow any reseller or distributor of the Goods and Services to use the Trademark(s) solely to the extent necessary to perform its obligations under the relevant agreement with the Licensee. Each such agreement shall contain restrictions on the use of the Trademark(s) consistent with the restrictions contained herein. A copy of each such agreement (or precedent) shall be provided to the Licensor for review and approval prior to execution.

2.8	The Licensee agrees that in any use of the Trademark(s) the nature and quality of the Goods and Services marked with said Trademark(s) shall conform strictly to standards and specifications as may be established by the Licensor and communicated to the Licensee in writing from time to time (“Quality Standards”); and the Licensor shall have the right to ensure compliance with the Quality Standards, including, without limitation, having the Licensor’s duly authorized representatives to inspect the Goods and Services, at any time, and confiscate, seize, unilaterally terminate and/or destroy (as the case may be) such Goods and Services, or bring such legal or equitable action to effect the same, without compensation whatsoever to the Licensee.

2.9	The Licensee shall: -

(i)	Notify the Licensor promptly in writing upon becoming aware that the Licensee’s use of the Trademark(s) and the nature and quality of the Goods and Services marked with the said Trademark(s) deviates from the Quality Standards in any material respect; and

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(ii)	Promptly undertake commercially reasonable efforts to cause such defective or non-conforming use to be cured or, if not curable, discontinued.

2.10	Upon reasonable notice and conditions, the Licensor shall have the right to inspect all records in the possession of the Licensee pertaining to the quality of the Goods and Services provided by the Licensee and use of the Trademark(s), including, without limitation, records pertaining to any complaints, civil litigation, regulatory or law enforcement activity.

3.0	PAYMENT

3.1	The Licensee shall pay to the Licensor an annual license fee in the amount of Ringgit Malaysia [***] only (“License Fee”).

3.2	The License Fee shall be due and payable on or before the 1st January of each calendar year.

4.0	TERM AND TERMINATION

4.1	This Agreement shall continue in force for a period of [***] years from the Effective Date, and can be renewed, subject to the requirements specified in Paragraph 4.2 below, for additional periods of [***] years each, unless terminated earlier in accordance with Paragraphs 4.3 or 4.4 below.

4.2	Any renewal of this Agreement contemplated by Paragraph 4.1 above shall require 30 days’ prior Notice by either Party, which Notice shall otherwise conform with Paragraph 7.6 below, and the Licensor may propose a new License Fee for the upcoming term, which shall be subject to mutual written agreement by both Parties prior to renewal.

4.3	The Licensor shall have the right to terminate this Agreement effective immediately, upon the Licensee’s receipt of written Notice from the Licensor, in the event of any: -

(a)	Affirmative act of insolvency by the Licensee, or, upon the appointment of any receiver or trustee to take possession of the properties of the Licensee, or, any similar sequestration by a governmental authority of the assets of the Licensee;
(b)	Winding-up, consolidation or merger of the Licensee;
(c)	Breach of any of the duties and obligations of the Licensee under this Agreement.

4.4	Additionally, either Party may terminate this Agreement upon [***] months’ prior written Notice, which Notice shall specify the effective date of such termination, and shall otherwise comply with the provisions of paragraph 7.6 below.

4.5	In the event of termination of this Agreement, the Licensee shall immediately cease all use of the Trademark(s), and any Intellectual Property created or used hereunder.

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4.6	The Licensee further covenants and agrees that it shall at no time following the termination of this Agreement use any marks comprising words or elements identical or similar to or confusing with the Trademark(s).

5.0	PROTECTION OF TRADEMARK RIGHTS

5.1	The Licensor shall have the right and responsibility to maintain and renew all registrations of the Trademark(s) at its sole cost.

5.2	The Licensee shall promptly notify the Licensor if it becomes aware of any individual or entity that is apparently infringing the Trademark(s) or any other Intellectual Property assets of the Licensor.

5.3	The Licensor shall have the first right to elect to enforce or defend the rights and interests in the Trademark(s) at its sole cost and retain any and all proceeds and other benefits resulting from such enforcement.

5.4	Neither Party shall be required by this Agreement to become a party to any adversarial proceeding including, by way of example, any dispute, litigation, arbitration, mediation, administrative proceeding, or regulatory proceeding; but both Parties must cooperate fully to the extent the same is needed to enforce such Intellectual Property rights.

5.5	Each Party shall provide reasonable cooperation in connection with any adversarial proceeding conducted by the other Party involving the Trademark(s) including, by way of example, producing documents, answering interrogatories and sitting for depositions, at no cost to the other Party other than recovery of its actual out-of-pocket expenses directly incurred in providing such cooperation.

5.6	In the event the Licensor determines that it will not enforce or defend any interests or rights in the Trademark(s) after receiving Notice of an apparent infringement, then the Licensee may elect to enforce such right in the Licensor’s name and at its sole cost for past, presently occurring, and future infringements and retain any and all proceeds and other benefits resulting from such enforcement, provided that the Licensee shall hold the Licensor harmless from, and indemnity the Licensor against, any costs, expenses, or liability that the Licensor incurs in connection with such action.

6.0	WARRANTIES AND INDEMNITIES

6.1	The Licensor represents and warrants that: -

(a)	It is the sole owner of the Trademark(s);
(b)	It has not previously conveyed any right or interest in the Trademark(s) to any other party in Malaysia;
(c)	It has obtained all corporate, member and/or shareholder authorization(s) and otherwise has an unencumbered legal right to enter into and perform as required by this Agreement; and
(d)	It will use its reasonable best efforts to secure recognition of the Trademark(s) in Malaysia, including, but not limited to, obtaining and maintaining registrations for the Trademark(s).

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6.2	The Licensor makes no representation or warranty of any kind as to the validity of the Trademark(s), whether any of the Trademark(s) do or do not infringe any trademarks, copyright or other right of any third party, whether any of the Trademark(s) are merchantable for any purpose; the Licensee assumes all responsibility and liability for loss or damage caused by use of the Trademark(s).

6.3	The Licensee represents and warrants that it has obtained all corporate, member and/or shareholder authorization(s) and otherwise has an unencumbered legal right to enter into and perform as required by this Agreement.

6.4	The Licensee shall indemnify, hold harmless, and defend the Licensor with respect to any claim or cause of action arising out of publication, advertising or use of the Trademark(s); or manufacture, use, sale or importation of any Goods and Services utilizing any of the Trademark(s), by the Licensee, including (without limitation) advertising injury, personal injury, product liability, medical malpractice, or loss or damage to medical or other data.

7.0	GOVERNANCE

7.1	This Agreement constitutes the entire and only agreement between the Parties concerning the Trademark(s) and all other prior negotiations, agreements, representations and understandings are superseded hereby.

7.2	Schedule A (as amended from time to time) is incorporated herein and made a part of this Agreement for all purposes.

7.3	This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns.

7.4	The failure of either Party to insist upon strict performance of any of the terms and conditions herein shall not be deemed a waiver of any right or remedy that either Party has under the terms of this Agreement, and, shall not be deemed to be an implied grant of permission, license or condonation of any subsequent default of the terms and conditions hereof by the other Party.

7.5	This Agreement (including the Schedule hereto) may be amended or modified from time to time only by a written agreement executed by authorized representatives of the Parties hereto. The Schedules hereto shall be duly endorsed by the Parties.

7.6	Any “Notice” contemplated by this Agreement shall be given in writing and be sent by: fax, electronic-mail, mail, courier or other method of confirmed-delivery mail service, and, shall be addressed to the Party to which such Notice is to be given, at the address first specified above or to the address, physical or electronic, that the Party has notified to be that Party’s address for the purposes of this paragraph. A notice given under this Agreement shall be effective on: -

(i)	The other Party’s receipt of it;
(ii)	If electronically mailed or faxed, on the earlier of the other Party’s receipt of it and the next Business Day after e-mailing or faxing it; or
(iii)	If mailed, on the earlier of the other Party’s receipt of it and the 5th Business Day after mailing it.

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7.7	Notwithstanding the respective domicile of the Parties hereto, this Agreement shall be construed, governed and enforced in accordance with the laws of Malaysia, without reference to any jurisprudence, rules or other provisions regarding the conflict of laws.

7.8	This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and, such counterparts shall together constitute but one and the same instrument, provided that, the only distinction between the counterparts is the absence of the particular form of endorsement (signature) of one Party and provided that taken together, it appears that both Parties have duly endorsed the same Agreement.

7.9	Notwithstanding the date that this Agreement is executed and delivered by the Parties, it shall have effect from the Effective Date.

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IN WITNESS WHEREOF the Parties hereto have duty executed this Agreement as of the day and year first above written.

Licensor

THE COMMON SEAL of	)
FITTERS Diversified Berhad	)
(Registration No.: 198601000595)
(149735-M)))
was by the authority of a resolution of	)
the Board of Directors thereof hereunto	)
affixed and sealed in the presence of:-)

Director		Director / Company Secretary
Name:		Name:
NRIC No.:		NRIC No.:

Licensee

THE COMMON SEAL of	)
FITTERS Sdn Bhd	)
(Registration No.: 198201009292)
(89016-A)))
was by the authority of a resolution of	)
the Board of Directors thereof hereunto	)
affixed and sealed in the presence of:-)

Director		Director / Company Secretary
Name:		Name:
NRIC No.:		NRIC No.:

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Schedule A

The Trademark(s) registered at the Intellectual Property Corporation of Malaysia (MyIPO): -

Trademark No.	International Class	Specimen
2010012142	6

Dated this 12th September 2025.

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